UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2014

COSI, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50052	06-1393745
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer) Identification No.)

294 Washington Street
Suite 510
Boston, Massachusetts	02108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 597-8800

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into a Material Definitive Agreement.

On August 22, 2014, Cosi, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Lloyd I. Miller Trust C (the “Purchaser”), under which the Company sold to the Purchaser, and the Purchaser purchased from the Company, 521,739 unregistered shares of the Company’s common stock, par value $0.01, at a purchase price of $1.15 per share, pursuant to its right to participate in the previously announced transaction (the “Janus Transaction”) between the Company and a fund managed by Janus Management LLC, a Delaware limited liability company (“Janus”). The closing of this transaction with the Purchaser occurred on Friday, August 22, 2014, for an aggregate purchase price of $599,999.85.

Pursuant to that certain Senior Secured Note Purchase Agreement dated April 14, 2014, entered into between the Company and MILFAM II L.P. (“MILFAM”), MILFAM had a right to participate in the Janus Transaction on the same terms as Janus.  As previously disclosed, MILFAM, the Purchaser and the Company entered into a letter agreement whereby MILFAM has indicated its intent to participate in the Janus Transaction, through its affiliate, the Purchaser.  Mr. Lloyd I. Miller, III, is the manager of Milfam, LLC, and Milfam, LLC is the general partner of MILFAM and also the investment advisor to the Purchaser.  Mr. Miller is also a significant shareholder of the Company through a variety of entities that he manages.

The Company relied on the exemption from registration provided for under Section 4(2) of the Securities Act based in part on the representations made by the Purchaser, including the representations with respect to the Purchaser’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and the investment intent of the Purchaser with respect to the shares of common stock.

Concurrently with the closing of the transaction with the Purchaser, the Company closed on the transaction with Janus for the purchase of 3,367,874 unregistered shares of the Company’s common stock, par value of $0.01 per share, at a purchase price of $1.15 per share, for an aggregate purchase price of $3,873,055.10.

This summary of the terms referenced above and the transactions contemplated thereby is qualified in its entirety by reference to the Purchase Agreement, which is filed hereto as Exhibit 10.1, and the Stock Purchase Agreement between Janus and the Company dated as of August 15, 2014, and the letter agreement between MILFAM, the Purchaser and the Company, both of which were previously filed.

ITEM 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

ITEM 9.01(d)	Exhibits.

Exhibit No.	Description	Paper (P) or Electronic (E)

10.1	Stock Purchase Agreement, dated as of August 22, 2014, by and between the Company and Lloyd I. Miller Trust C	E

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COSI, INC.

Dated: August 26, 2014	By:	/s/ Scott Carlock
Name: Scott Carlock
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)
10.1	Stock Purchase Agreement, dated as of August 22, 2014, by and between the Company and Lloyd I. Miller Trust C	E